                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A

                 REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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
Wintrust Financial Corporation                         Wintrust Capital Trust II
  (Exact Name of Registrant                            (Exact Name of Registrant
 as Specified in Its Charter)                         as Specified in Its Charter)

               Illinois                                           Delaware
(State of Incorporation or Organization)         (State of Incorporation or Organization)

              36-3873352                                         Applied for
  (I.R.S. Employer Identification No.)             (I.R.S. Employer Identification No.)

          727 North Bank Lane                                727 North Bank Lane
      Lake Forest, Illinois 60045                        Lake Forest, Illinois 60045
(Address of Principal Executive Offices)          (Address of Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[X]

     Securities Act registration statement file numbers to which this form relates:
                            333-37520; 333-37520-01

     Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class                     Name of Each Exchange on Which
to be so Registered:                    Each Class is to be Registered:
--------------------                    -------------------------------
       None                                           None

     Securities to be Registered Pursuant to Section 12(g) of the Act:

                   __% Cumulative Trust Preferred Securities
                   (and the Guarantee with respect thereto)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     For a full description of Wintrust Capital Trust II's __% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and Wintrust Financial Corporation's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-37520 and Registration No. 333-37520-01) filed by Wintrust Financial Corporation and Wintrust Capital Trust II with the Securities and Exchange Commission (the "Commission") on May 22, 2000 under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

     2.1 Certificate of Trust of Wintrust Capital Trust II (incorporated by reference to Exhibit 4.3 to the Registration Statement).

     2.2 Trust Agreement of Wintrust Capital Trust II (incorporated by reference to Exhibit 4.4 to the Registration Statement).

     2.3 Form of Amended and Restated Trust Agreement of Wintrust Capital Trust II (incorporated by reference to Exhibit 4.5 to the Registration Statement).

     2.4 Form of Preferred Securities Certificate of Wintrust Capital Trust II (incorporated by reference to Exhibit 4.6 to the Registration Statement which is included as Exhibit D to Exhibit 4.5 of the Registration Statement).

     2.5 Form of Preferred Securities Guarantee Agreement for Wintrust Capital Trust II (incorporated by reference to Exhibit 4.7 to the Registration Statement).

     2.6 Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement).

     2.7  Form of Junior Subordinated Debenture (incorporated by reference to
          Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).

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

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 19, 2000           WINTRUST FINANCIAL CORPORATION



                              By: /s/ David A. Dykstra
                                  ------------------------------------
                                      David A. Dykstra
                                      Executive Vice President and
                                      Chief Financial Officer


                              WINTRUST CAPITAL TRUST II


                              By: /s/ Edward J. Wehmer
                                  ------------------------------------
                                      Edward J. Wehmer, as Trustee


                                  /s/ David A. Dykstra
                                  ------------------------------------
                                      David A. Dykstra, as Trustee


                                  /s/ David J. Galvan
                                  ------------------------------------
                                      David J. Galvan, as Trustee

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